Exhibit e(ii)

                             DISTRIBUTION AGREEMENT

      AGREEMENT made as of the 1st day of October, 2004, by and between the HALLMARK INVESTMENT SERIES TRUST, a Delaware business trust (the "Trust"), on behalf of each of its series listed on Exhibit A, attached hereto, as such Exhibit may be amended from time to time (each a "Fund" and collectively the "Funds"), severally and not jointly, and RESRV PARTNERS, INC., a New York corporation (the "Distributor").

                                   WITNESSETH:

      WHEREAS, each Fund is a series of the Trust, a registered investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and an indefinite number of shares of the Trust, par value $0.001, have been registered under the Investment Company Act and the Securities Act of 1933, as amended (the "Securities Act"), to be offered for sale to the public in accordance with the terms and conditions set forth in the registration statement of each such Fund as it may be amended from time to time (each a "Registration Statement"); and

      WHEREAS, each Fund may offer one or more classes of shares; and

      WHEREAS, it is in the interest of each Fund and its shareholders to offer its shares for sale on a continuous basis; and

      WHEREAS, the Distributor is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through financial intermediaries, including, without limitation, brokers, dealers, retirement plans, financial consultants, registered investment advisers and mutual fund supermarkets ("Financial Intermediaries"); and

      WHEREAS, the Fund and the Distributor wish to enter into an agreement with each other with respect to the continuous offering of certain classes of each Fund's shares as set out on Exhibit B hereto, as such Exhibit may be amended from time to time (the "Shares");

      NOW, THEREFORE, the parties agree as follows:

      Appointment of the Distributor. Each Fund hereby appoints the Distributor as its distributor to sell its Shares pursuant to such Fund's current Distribution Plan, adopted under Rule 12b-1 of the Investment Company Act, as amended from time to time (the "Distribution Plan"), and hereby agrees during the term of this Agreement to sell the Shares through the Distributor upon the terms and conditions herein set forth. In this capacity, the Distributor will have the right to enter into agreements with Financial Intermediaries, in a form approved by the Fund, as provided herein. The Distributor hereby accepts such appointment and agrees to use the Distributor's best efforts to sell the Shares. It is understood that the Distributor does not undertake to sell all or any specific portion of the Shares of the Fund.

      Financial Intermediaries. The Distributor will have the right to enter into agreements ("Selling Agreements") with Financial Intermediaries of the Distributor's choice for the sale of the Shares or for other services in regard to the Shares and to fix therein the portion of the 12b-1 fees that may be allocated to the financial intermediaries on such terms and conditions as the Distributor shall deem necessary or appropriate; provided, however, that the Distributor shall periodically inform the Trustees of the nature and substance of such agreements. Shares sold through financial intermediaries shall be for sale by such intermediaries only at the public offering price(s) set forth in the applicable prospectus and statement of additional information or as otherwise permissible under the federal and state securities laws. Each such Financial Intermediary must be in good standing with each applicable designated examining authority ("DEA"). With respect to financial intermediaries who are acting as brokers or dealers within the United States, the Distributor shall offer and sell Shares only to such financial intermediaries who are members in good standing of the NASD and who agree to abide by the rules and regulations of the NASD, as amended from time to time. With respect to non-U.S. brokers, the Distributor may only enter into Selling


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Agreements with those brokers who agree to abide by the rules and regulations of the NASD.

      Terms of Selling Agreements. All Selling Agreements shall be in a form approved by the Trust. Each Selling Agreement shall require the respective Financial Intermediary to conform to the provisions of this Distribution Agreement, the Distribution Plan and Registration Statement of each Fund covered by such agreement, the pricing provisions thereof, and all rules and regulations of each governmental authority having jurisdiction over the sale of the subject Shares. Each Selling Agreement shall also require the Financial Intermediary to provide, on request, all reasonable relevant information regarding the policies, procedures and reports of such Financial Intermediary.

      Distribution Assistance. In addition, the Fund desires that the Distributor form a group of selected dealers, to render distribution assistance to the Fund in return for distribution assistance payments from both the Fund and Reserve Management Company, Inc. ("RMCI"), each Fund's investment adviser.

      Price of Shares. The Shares shall be sold to eligible investors by the Distributor or a Financial Intermediary at the public offering price for the respective class of Shares, determined as set forth in each Fund's Registration Statement, as from time to time amended. The amount that the Distributor shall pay to the respective Fund for Shares so sold shall be the net asset value, determined as set forth in each Fund's Registration Statement, used in determining the public offering price on which such orders were based. The net asset value of Shares shall be determined by the Fund or any agent of the Fund in accordance with the method set forth in each Fund's Registration Statement and guidelines established by the Trustees.

      Registration of Shares. Each Fund agrees that it will use its best efforts to continue the effectiveness of its Registration Statement under the Securities Act and the Investment Company Act. The Fund further agrees to prepare and file any amendment to its Registration Statement, and any supplemental data, as may be necessary in order to comply with the Securities Act and the Investment Company Act. The Fund will furnish the Distributor with a reasonable number of copies of the Prospectus, as amended, for use in connection with the sale of the Shares.

      Qualification of the Shares for Sale. Each Fund will take such steps as may be necessary and feasible to qualify and maintain the qualification of its Shares for sale under the securities laws of such states as the Distributor and that Fund may approve. Any such qualification may be withheld, terminated or withdrawn by a Fund at any time in its discretion in any jurisdiction where the Fund shall deem such qualification disadvantageous. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by a Fund in connection with such qualification. Each Fund shall bear the cost and expenses of qualification of its Shares for sale pursuant to this Agreement and, if necessary or advisable in connection therewith, of the qualification of the Fund as a broker or dealer in such states of the United States or other jurisdictions as shall be selected by the Funds and the Distributor, and the cost and expenses payable to each such state for continuing qualification therein until the Fund decides to discontinue such qualification.

      Eligible Investors. Investors eligible to purchase each class of Shares of each Fund ("eligible investors") shall be those persons so identified in the currently effective Registration Statement of the Fund relating to such class of Shares.

      Purchase Orders. The Distributor shall promptly advise each Fund, or any agent of the Fund designated in writing by that Fund, of all purchase orders for Shares received by the Distributor. Unless an order is rejected by the Fund, as provided herein, a Fund or its agent will confirm orders upon their receipt, will make appropriate book entries and, upon receipt by a Fund or its agent of payment for such Shares, will deliver deposit receipts for the Shares pursuant to the instructions of the Distributor. The Distributor agrees to cause such payment and such instructions to be delivered promptly to the Fund or its agent. Each Fund agrees to issue confirmations on the Distributor's behalf promptly and to retain a copy of such confirmations for the Distributor, if so


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directed.

      Right to Reject Orders. The Distributor shall have the right to accept or reject orders for the purchase of Fund Shares. Any purchase payment which the Distributor may receive in connection with a rejected purchase order will be returned promptly to the purchaser or originating broker. Any order may be rejected by a Fund; provided, however, that a Fund will not arbitrarily or without reasonable cause refuse to accept or confirm orders for the purchase of Shares from eligible investors.

      Suspension of Sales. Each Fund shall have the right to suspend the sale of its Shares at times when the New York Stock Exchange (the "NYSE") is closed, when trading on the NYSE is suspended, when trading on the NYSE is restricted, if a banking moratorium shall have been declared by Federal or New York authorities, if there shall have been some other event, which, in the judgment of the Fund, makes it impracticable or inadvisable to sell the Shares, if it is not reasonably practicable for the Fund fairly to determine the value of its net assets, or during any other period when the Securities and Exchange Commission (the "SEC"), by order, so permits. A Fund may also suspend the offering of its Shares at any time if required by the provisions of any statute, order, rule or regulation of any governmental body having jurisdiction over the Fund or the sale of its Shares. When requested by a Fund at any such time, the Distributor will suspend the sales of such Fund's shares.

      Redemption of Shares. Outstanding Shares may be tendered for redemption at any time, and each Fund agrees to repurchase or redeem the Shares so tendered in accordance with its obligations as set forth in its Declaration of Trust, as amended from time to time, and in accordance with the applicable provisions set forth in the Registration Statement relating to the applicable Fund. The price to be paid to redeem or repurchase the Shares shall be equal to the net asset value calculated in accordance with the method set forth in each Fund's Registration Statement and guidelines established by the Trustees. Redemption of Shares or payments may be suspended at times when the NYSE is closed, when trading on the NYSE is suspended, when trading on the NYSE is restricted, when an emergency exists as a result of which disposal by a Fund of securities owned by it is not reasonably practicable or it is not reasonably practicable for a Fund fairly to determine the value of its net assets, or during any other period when the SEC, by order, so permits.

      Expenses. Each Fund, or the investment adviser to each Fund, shall bear the costs and expenses of the Fund, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of any required registration statements under the Investment Company Act, the Securities Act, and all amendments and supplements thereto, and preparing and mailing annual and interim reports and proxy materials to Shareholders (including but not limited to the expense of setting in type any such registration statements, prospectuses, statements of additional information, annual or interim reports or proxy materials). The Distributor shall be responsible for any payments made to financial intermediaries.

      Information to be Provided to the Distributor. Each Fund shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares of that Fund, and this shall include, upon request by the Distributor, one certified copy of all financial statements prepared for the Fund by independent public accountants. Each Fund shall make available to the Distributor such number of copies of the prospectus and statement of additional information as the Distributor shall reasonably request. Each Fund will furnish, in reasonable quantities, upon request by the Distributor, copies of its annual and interim reports.

      Information to be Provided to the Fund. The Distributor will furnish to the Fund any pertinent information pertaining to the Distributor that is required to be inserted with or in any supplemental sales literature to be used in connection with the sales of Shares.

      Compliance. In selling the Shares of the Funds, the Distributor shall use its best efforts in all respects duly to conform with the requirements of all Federal and state laws relating to the sale of such


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securities. The Distributor shall comply with all applicable provisions of the
Investment Company Act, the Securities Act, all other federal and state laws, rules and regulations and NASD rules governing the issuance and sale of Fund shares. Neither the Distributor nor any financial intermediary having an agreement to offer and sell shares, nor any other person, is authorized by any Fund to give any information or to make any representations, other than as contained in the Registration Statement in effect from time to time, or in any supplemental sales literature provided by or specifically approved by such Fund for use in connection with the sales of its Shares. The Distributor shall adopt and follow procedures, as approved by the officers of each Fund, for the confirmation of sales to eligible investors and financial intermediaries, the collection of amounts payable by eligible investors and financial intermediaries on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the NASD, as such requirements may from time to time exist.

      Indemnification. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the Distributor's part, the Fund agrees to indemnify the Distributor against any and all claims, demands, liabilities and expenses which the Distributor may incur under the Securities Act, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement or Prospectus of the Fund, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, unless such statement or omission was made in reliance upon, and in conformity with information furnished to the Fund in connection therewith by the Distributor or on the Distributor's behalf.

      The Distributor agrees to indemnify the Fund against any and all claims, demands, liabilities and expenses which the Fund may incur under the Securities Act, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement or Prospectus of the Fund, or any omission to state a material fact therein if such statement or omission was made in reliance upon, and in conformity with information furnished to the Fund in connection therewith by the Distributor or on the Distributor's behalf.

      Services Not Exclusive. The Distributor's services to the Funds are not to be deemed to be exclusive, and the Distributor shall be free to render underwriting and distribution or other services to others (including other investment companies) and to engage in other activities, so long as the Distributor's services under this Agreement are not impaired thereby. It is understood and agreed that the Distributor's officers or Trustees of the Fund may serve as the Distributor's officers or Trustees to the extent permitted by law; and that the Distributor's officers and Trustees are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers or Trustees of any other firm or corporation, including other investment companies.

      Duration and Termination. This Agreement shall remain in effect for one year from its effective date and may be continued thereafter if approved at least annually by the vote of a majority of the board of Trustees of the Trust, and of the Trustees who are not interested persons of the Fund, as defined in the Investment Company Act, and have no direct or indirect financial interest in the operation of the plan or in any agreements related to the plan (the "Independent Trustees"), cast in person at a meeting called for the purpose of voting on such Agreement.

      This Agreement shall terminate automatically in the event of its assignment, as defined in the Investment Company Act. This Agreement may also be terminated at any time without payment of any penalty by a majority of the "Independent Trustees" as defined in the Plan or by vote of a majority of the outstanding voting securities of the Fund as defined in the Plan (on not more than 60 day's written notice to the Distributor at the Distributor's principal place of business). or the Distributor, on not more than 60 day's written notice addressed to the Fund at its principal place of business, may terminate this Agreement.


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      Amendments of this Agreement. This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the Board of Trustees or by the vote of a majority of outstanding voting securities of the Fund and (ii) by the vote of a majority of those Trustees of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

      Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect and the applicable provisions of the Investment Company Act. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

      Personal Liability. The Declaration of Trust of the Trust, together with all amendments thereto (the "Declaration"), which is on file in the office of the Secretary of the State of Delaware, provides that the name of the Fund refers to the Trustees under the Declaration collectively as Trustees, not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of a Fund shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of a Fund, but the Trust property only shall be liable.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                               HALLMARK INVESTMENT SERIES TRUST,

                                               By:______________________________

 Accepted:

 RESRV PARTNERS, INC.

 By:_________________________________

 Mary A. Belmonte, President